UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2011

STALAR 2, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52972	26-1402651
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

317 Madison Ave., Suite 1520, New York, NY		10017
(Address of Principal Executive Offices)		(Zip Code)

(212) 953-1544 Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On September 28, 2011, Stalar 2, Inc. (“Stalar”) entered into a Reverse Merger Agreement (the “Merger Agreement”) with Tennessee Materials, Inc. (“TMI”). Pursuant to the Merger Agreement, TMI would effect a merger with Stalar, with Stalar as the surviving entity (the “Merger”). In consideration of the Merger, the stockholders of Stalar, or their designees, would maintain a post-Merger ownership of five percent (5%) of the fully-diluted capital stock of Stalar (calculated post-money, e.g. after any planned equity financing transaction involving Stalar contemplated to occur prior to, simultaneously with, or immediately subsequent to, the Merger). Such shares shall be entitled to piggy-back registration rights, subject to standard cutbacks by underwriters. Additionally, the Merger Agreement prohibits TMI from soliciting, entertaining, negotiating, accepting or considering a merger transaction with any other entity.

Pursuant to the Merger Agreement, TMI will be responsible for and bear all of the costs and expenses (including broker's or finder’s fees, investment banking fees, reasonable attorneys’ fees, accountants' fees and travel expenses approved by TMI) incurred, at any time in connection with pursuing or consummating the Merger and the transactions contemplated thereby. Pursuant to the Merger Agreement, TMI will place $12,500 in escrow with counsel to Stalar for the future payment of costs associated with the Merger, and if TMI fails to consummate a merger pursuant to the Merger Agreement, through no fault of Stalar, the proceeds of the escrow will be released to Stalar as liquidated damages.

The term of the Merger Agreement is twelve (12) months, however, in the event that either Stalar or TMI determines that there is a material adverse issue that arises in the course of their due diligence investigation, each party has the right to immediately terminate the Merger Agreement without any liability to non-terminating party.

No material relationship is known to exist between Stalar and TMI.   A copy of the Merger Agreement is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The foregoing summary and description of the Merger Agreement is qualified by reference to the full text of Exhibit 10.1.

Item 9.01.	Financial Statements and Other Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Reverse Merger Agreement dated September 28, 2011 by and between Stalar 2, Inc. and Tennessee Materials, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STALAR 2, INC.

Date: September 30, 2011	By:	/s/Steven R. Fox
Chief Operating Officer and
Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Reverse Merger Agreement dated September 28, 2011 by and between Stalar 2, Inc. and Tennessee Materials, Inc.